Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the inclusion in this Registration Statement of LanzaTech Global, Inc. (formerly known as AMCI Acquisition Corp. II) on Amendment No. 1 to Form S-1 (File No. 333-269735) of our report dated March 28, 2023, with respect to our audits of the consolidated financial statements of AMCI Acquisition Corp. II (now known as LanzaTech Global, Inc.) as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on March 28, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP
New York, NY
March 28, 2023